UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 6, 2014

Smith Micro Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	01-35525	33-0029027
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 Columbia, Aliso Viejo, California		92656
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (949) 362-5800

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 4d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by Smith Micro Software, Inc. (the “Company”) with the Securities and Exchange Commission on May 8, 2014, to reflect the execution of the Separation Agreements with Mr. Schmidt and Mr. Lippincott discussed below.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, effective May 19, 2014, Andrew Schmidt, former Chief Financial Officer of the Company, and Christopher Lippincott, former Senior Vice President, Global Operations of the Company, left the Company in connection with our recent restructuring.

Effective May 19, 2014, Mr. Schmidt and the Company entered into an Agreement and Mutual General Release (the “Schmidt Separation Agreement”). The Schmidt Separation Agreement provides for a general release of claims in favor of the Company and its officers, directors, employees and other affiliates, and provides that Mr. Schmidt will receive (i) a lump-sum payment of $63,269.23, (ii) accelerated vesting of 225,000 shares of restricted stock, and (iii), if Mr. Schmidt elects to continue receiving group health insurance coverage pursuant to the federal “COBRA” law, reimbursement of the cost of the premium for such coverage through September 30, 2014. The foregoing description of the Schmidt Separation Agreement is only a summary and is qualified in its entirety by the full text of such agreement, a copy of which is attached hereto as Exhibit 99.1.

Effective May 19, 2014, Mr. Lippincott and the Company entered into an Agreement and General Release (the “Lippincott Separation Agreement”). The Lippincott Separation Agreement provides for a general release of claims in favor of the Company and its officers, directors, employees and other affiliates, and provides that Mr. Lippincott will receive (i) a lump-sum payment of $52,553.84, (ii) accelerated vesting of 250,000 shares of restricted stock, and (iii), if Mr. Lippincott elects to continue receiving group health insurance coverage pursuant to the federal “COBRA” law, reimbursement of the cost of the premium for such coverage through September 30, 2014. The foregoing description of the Lippincott Separation Agreement is only a summary and is qualified in its entirety by the full text of such agreement, a copy of which is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Agreement and Mutual General Release, by and between Andrew C. Schmidt and Smith Micro Software, Inc.

99.2	Agreement and Mutual General Release, by and between Christopher G. Lippincott and Smith Micro Software, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITH MICRO SOFTWARE, INC.
(Registrant)

May 23, 2014	By:	/s/ Steven M. Yasbek
Date	Name:	Steven M. Yasbek
	Title:	Vice President and Chief Financial Officer